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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF KINAM GOLD INC.
                   (All 100% owned unless otherwise indicated)


Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
Compania Minera Kinam Guanaco*                     Chile
Compania Minera Maricunga**                        Chile
Electrum Resources Corp.                           Alaska
Fairbanks Gold Ltd.                                British Columbia
Fairbanks Gold Mining, Inc.                        Delaware
Guanaco Holdings, Inc.                             Delaware
Guanaco Mining Company, Inc.                       Delaware
Haile Mining Company, Inc.                         Delaware
Kershaw Gold Company Inc.                          South Carolina
Kinam (B.C.) Ltd.                                  British Columbia
Kinam Chile Credit Corp., Inc.                     Delaware
Kinam Chile Finance Corporation                    Delaware
Kinam de Chile Ltda.                               Chile
Kinam Exploration, Inc.                            Delaware
Kinan Exploration Canada Ltd.                      Canada
Kinam Long Valley Corporation                      Delaware
Kinam Magadan Gold Corporation                     Delaware
Kinam Precious Metals, Inc.                        Delaware
Kinam Refugio, Inc.                                Delaware
Lancaster Mining Company, Inc.                     Delaware
Lassen Gold Mining, Inc.                           Delaware
Luning Gold Inc.                                   Nevada
Melba Creek Mining, Inc.                           Alaska
Nevada Gold Mining, Inc.                           Delaware
Omolon Gold Mining Company ***                     Russia
Piedmont Mining Company, Inc.                      South Carolina
Wind Mountain Mining, Inc.                         Delaware
Martha Holdings Limited                            New Zealand
Martha Mining Limited                              New Zealand
Waihi Financing Limited                            New Zealand
Waihi Mines Limited                                New Zealand
Waihi Resources Limited                            New Zealand


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*       90% owned.
**      50% owned.
***     53% owned.